UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2026

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 3, 2026, Cardlytics, Inc., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Staff (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5550(a)(2).

The notification received has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until November 30, 2026 (the “Compliance Date”), to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days before the Compliance Date.

If the Company’s common stock does not achieve compliance by the Compliance Date, the Company may be eligible for an additional 180-day period to regain compliance if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the additional compliance period, and the Company does not regain compliance by the Compliance Date, the Nasdaq Global Market will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price of its common stock between now and the Compliance Date and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule, including by effecting a reverse stock split.

ITEM 3.03    Material Modification to Rights of Security Holders.

On June 3, 2026, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect (i) a reverse stock split at a ratio of 1-for-10 (the “Reverse Stock Split”) and (ii) a corresponding reduction in the total number of authorized shares of common stock from 100,000,000 shares to 10,000,000 shares (the “Authorized Shares Reduction”). The Reverse Stock Split and the Authorized Shares Reduction were authorized by the stockholders of the Company at the Company’s Annual Meeting of Stockholders held on May 20, 2026.

Pursuant to the Charter Amendment, effective at 5:00 p.m. Eastern Time on June 5, 2026 (the “Effective Time”), every 10 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. As a result of the Reverse Stock Split, proportionate adjustments will be made (i) in accordance with the terms of the related indenture, to the conversion rate of the Company’s outstanding 4.25% Convertible Senior Notes due 2029, (ii) to the per share exercise price and the number of shares issuable upon the exercise or vesting of all stock options outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise of such stock options, and a proportional increase in the exercise price of all such stock options and (iii) to the number of shares issuable upon the vesting of all restricted stock units outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon the vesting of such restricted stock units. In addition, the number of shares reserved for issuance under the Company’s 2025 Equity Incentive Plan, 2018 Employee Stock Purchase Plan and 2022 Inducement Plan immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The Reverse Stock Split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the Reverse Stock Split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The Nasdaq Global Market on a split-adjusted basis when the market opens on June 8, 2026. The new CUSIP number for the Company’s common stock following the Reverse Stock Split will be 14161W303.

As of June 1, 2026, there were 58,078,634 shares of common stock outstanding. Immediately following the Reverse Stock Split, there will be approximately 5,807,863 shares of common stock outstanding (subject to adjustment due to the effect of cashing out fractional shares as described above).

A copy of the Charter Amendment is filed with this report as Exhibit 3.1.

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Cardlytics, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardlytics, Inc.

Date:	June 3, 2026	By:	/s/ Amit Gupta
Amit Gupta
Chief Executive Officer (Principal Executive Officer)